                                   EXHIBIT 11

                         FLEET FINANCIAL GROUP, INC.
           COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                    ($ in thousands, except per share data)

                                                               FOR THE THREE MONTHS ENDED SEPTEMBER 30
                                                      ----------------------------------------------------------
                                                                   1997                          1996
                                                      ----------------------------  ----------------------------
                                                                         FULLY                         FULLY
                                                         PRIMARY        DILUTED        PRIMARY        DILUTED
                                                      -------------  -------------  -------------  -------------

Equivalent shares:

Average shares outstanding..........................    250,085,204    250,085,204    262,603,407    262,603,407

Additional shares due to:

   Stock options....................................      4,322,096      4,328,283      1,946,598      2,287,079

   Warrants.........................................      5,589,023      5,589,023      3,799,826      3,921,910
                                                       -------------  -------------  -------------  -------------

Total equivalent shares.............................    259,996,323    260,002,510    268,349,831    268,812,396
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Earnings per share

Net income..........................................  $     329,219  $     329,219  $     294,942  $     294,942

Less: Preferred stock dividends.....................         15,974         15,974         18,977         18,977

      Premium paid on redemption of Series III
       preferred stock..............................             --             --          2,630          2,630
                                                       -------------  -------------  -------------  -------------

Adjusted net income.................................  $     313,245  $     313,245  $     273,335  $     273,335
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Total equivalent shares.............................    259,996,323    260,002,510    268,349,831    268,812,396
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Earnings per share on net income....................  $        1.20  $        1.20  $        1.02  $        1.02
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

                                   EXHIBIT 11

                          FLEET FINANCIAL GROUP, INC.
           COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                      ($ in thousands, except per share data)

                                                                FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                                      ----------------------------------------------------------
                                                                  1997                          1996
                                                      ----------------------------  ----------------------------
                                                                         FULLY                         FULLY
                                                         PRIMARY        DILUTED        PRIMARY        DILUTED
                                                      -------------  -------------  -------------  -------------

Equivalent shares:

Average shares outstanding..........................    253,978,291    253,978,291    262,767,969    262,767,969

Additional shares due to:

   Stock options....................................      3,982,989      4,470,706      2,118,316      2,569,999

   Warrants.........................................      5,333,810      5,573,825      3,769,752      3,921,910
                                                       -------------  -------------  -------------  -------------

Total equivalent shares.............................    263,295,090    264,022,822    268,656,037    269,259,878
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Earnings per share

Net income..........................................  $     968,086  $     968,086  $     836,471  $     836,471

Less: Preferred stock dividends.....................         49,148         49,148         50,829         50,829

       Premium paid on redemption of Series III
        preferred stock.............................             --             --          2,630          2,630
                                                       -------------  -------------  -------------  -------------

Adjusted net income.................................  $     918,938  $     918,938  $     783,012  $     783,012
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Total equivalent shares.............................    263,295,090    264,022,822    268,656,037    269,259,878
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Earnings per share on net income....................  $        3.49  $        3.48  $        2.91  $        2.91
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------